EXHIBIT  DESCRIPTION

99       Press Release issued by the Registrant on May 11, 2004


                                                                   EXHIBIT 99.1
                                                                   ------------


            CHESAPEAKE ENERGY CORPORATION ANNOUNCES NOTICE OF RELEASE
               OF AGREEMENT TO ACQUIRE $425 MILLION OF NATURAL GAS
                    PROPERTIES AND SUBSEQUENT CONFERENCE CALL


OKLAHOMA CITY, OKLAHOMA, MAY 11, 2004 - Chesapeake Energy Corporation (NYSE:CHK) has scheduled the release of an announcement to acquire $425 million of natural gas properties after the close of trading on the New York Stock Exchange today, Tuesday, May 11, 2004.

A conference call is scheduled for this afternoon at 5:00 pm EDT, Tuesday, May 11, 2004 to discuss the release. The telephone number to access the conference call is 913.981.5523. We encourage those who would like to participate in the call to place your calls between 4:50 and 5:00 pm EDT.

For those unable to participate in the conference call, a replay will be available for audio playback at 9:00 pm EDT on Tuesday, May 11, 2004 and will run through midnight EDT Wednesday, May 26, 2004. The number to access the conference call replay is 719.457.0820; passcode for the replay is 437427.

The conference call will also be simulcast live on the Internet and can be accessed by going directly to the Chesapeake website at WWW.CHKENERGY.COM and selecting "Conference Calls" under the "Investor Relations" section. The webcast of the conference call will be available on our website indefinitely.


CHESAPEAKE ENERGY CORPORATION IS THE SIXTH LARGEST INDEPENDENT NATURAL GAS PRODUCERS IN THE U.S. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT, PERMIAN BASIN, SOUTH TEXAS AND TEXAS GULF COAST REGIONS OF THE UNITED STATES.